EXHIBIT 10(r-5)

AMENDMENT

TO INCENTIVE PLAN FOR

SENIOR EXECUTIVE OFFICERS OF EMCOR GROUP, INC.

This Amendment to the Incentive Plan for Senior Executive Officers of EMCOR Group, Inc. (the “Plan”) is made as of December 15, 2009.

WHEREAS, pursuant to Section 7.1 of the Plan, the Plan may be amended by the Board of Directors of EMCOR Group, Inc.; and

WHEREAS, on the date hereof, the Board of Directors of EMCOR Group, Inc. unanimously voted to amend the Plan in certain respects.

NOW THEREFORE, the Plan is hereby amended as follows:

1. The last sentence of Section 5.1 is hereby stricken and in lieu thereof the following two sentences are added.

“It shall not be a condition to receipt of a Participant’s Bonus in respect of a Plan Year that such Participant be in the employ of the Company at the time his Bonus is to be paid to him; provided, however, that the Participant must be in the employ of the Company as of December 31 of the Plan Year in respect of which the Bonus is to be paid to him unless the Board otherwise determines. Notwithstanding the foregoing, if, prior to payment of such Bonus, a Participant has been terminated for cause, or is in violation of a covenant not to compete with the Company, payment of such Bonus shall be denied to him by the Company unless the Board otherwise determines.”

2. Section 5.4 is hereby stricken in its entirety.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

EMCOR GROUP, INC.

By	/s/ R. KEVIN MATZ
R. Kevin Matz
Executive Vice President – Shared Services